CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information--Counsel and Independent Auditors" and to the use of our reports dated December 20, 2000, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-92982) of Credit Suisse Warburg Pincus Opportunity Funds (formerly, DLJ Opportunity Funds).

                                      ERNST & YOUNG LLP

New York, New York
February 26, 2001